UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ALERIS INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 8, 2006

THE FOLLOWING Q&A IS TO BE UTILIZED BY THE ALERIS LEADERSHIP TEAM FOR VERBAL COMMUNICATIONS WITH EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER

Q&A for Aleris Leadership Team: Do not forward or distribute copies of this document. To be used only as talking points in conjunction with the merger press release dated August 8, 2006

1.	What does today’s announcement mean for the Company?

A: Put simply, Aleris’s Board of Directors believes the merger agreement is fair and in the best interests of shareholders. Once this transaction is complete, Aleris will become a privately owned company.

2.	What happens next?

A: In the coming weeks, Aleris will file a preliminary proxy statement with the SEC. This statement will contain information about the transaction and will be available to the public. Once any SEC review is completed, a “definitive proxy statement” will be filed with the SEC and mailed to shareholders. Following the mailing of the definitive proxy statement, shareholders will vote on the transaction. If the merger is approved, and all closing conditions are met, the transaction can be closed.

Under the merger agreement, Aleris may solicit superior proposals from strategic bidders who manufacturer or fabricate metals during the next 30 days. In accordance with the agreement, the board of directors of Aleris with the assistance of its independent advisors, intends to actively solicit superior proposals during this period. Aleris advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. Aleris does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision.

3.	What is the voting requirement by shareholders to approve the transaction?

A: A majority of the shares outstanding must vote to adopt the merger agreement.

4.	Why this, why now?

A: After careful analysis, the board has endorsed this transaction as being in the best interests of our shareholders.

5.	Will jobs be eliminated?

A: The terms of the merger agreement do not call for the elimination of any positions.

6.	When will the deal be finalized? How will it affect operations in the interim?

A: We anticipate the deal will be finalized in early 2007. The terms of the transaction do not require any operations changes.

7.	Will the corporate headquarters remain in Beachwood, Ohio?

A: Yes. There are no plans to relocate the corporate office.

* * *

For more information on Texas Pacific Group, visit www.texaspacificgroup.com

Important Additional Information Regarding the Merger will be Filed with the SEC

In connection with the proposed merger, Aleris International, Inc. (the “Company”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Aleris International, Inc., Investor Relations, 25825 Science Park Drive, Beachwood, Ohio, 44072. Telephone: (216) 910-3634.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger when it becomes available.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

The information contained herein contains certain forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2006 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating the Company’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2006; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape and post-hurricane reconstruction; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, the Company’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisition; further slowdowns in automotive production in the U.S. and Europe; the financial condition of the Company’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the ability of the Company to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of the Company; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of the Company’s shipments; restrictions on and future levels and timing of capital expenditures; retention of the Company’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, particularly the sections entitled “Risk Factors” contained therein and in the section entitled “Risk Factors” contained in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2006. The forward looking statements contained herein are made only as of the date hereof. We do not assume any obligation to update any of these forward-looking statements.